EX 99 - 28(m)(4)

28(m)(4)          Updated Schedule A dated August 16, 2010 to Plan of Distribution under Rule 12b-1

SCHEDULE A
12B-1 PLAN OF DISTRIBUTION
August 16, 2010

Listed below are current series of the Trust. All series, except as noted, offer Initial Class shares and Service Classes shares. Transamerica WMC Diversified Growth II VP currently only offers Initial Class shares. Transamerica BlackRock Global Allocation VP, Transamerica BlackRock Tactical Allocation VP and Transamerica ProFund UltraBear VP currently only offer Service Class shares.

Transamerica AEGON High Yield Bond VP
Transamerica AllianceBernstein Dynamic Allocation VP
Transamerica Asset Allocation – Conservative VP
Transamerica Asset Allocation – Growth VP
Transamerica Asset Allocation – Moderate VP
Transamerica Asset Allocation – Moderate Growth VP
Transamerica Balanced VP
Transamerica BlackRock Global Allocation VP
Transamerica BlackRock Large Cap Value VP
Transamerica BlackRock Tactical Allocation VP
Transamerica Clarion Global Real Estate Securities VP
Transamerica Diversified Equity VP
Transamerica Efficient Markets VP
Transamerica Federated Market Opportunity VP
Transamerica Focus VP
Transamerica Foxhall Emerging Markets/Pacific Rim VP
Transamerica Foxhall Global Conservative VP
Transamerica Foxhall Global Growth VP
Transamerica Foxhall Global Hard Asset VP
Transamerica Growth Opportunities VP
Transamerica Hanlon Balanced VP
Transamerica Hanlon Growth VP
Transamerica Hanlon Growth and Income VP
Transamerica Hanlon Managed Income VP
Transamerica Index 35 VP
Transamerica Index 50 VP
Transamerica Index 75 VP
Transamerica Index 100 VP
Transamerica International Moderate Growth VP
Transamerica Jennison Growth VP
Transamerica JPMorgan Core Bond VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica MFS International Equity VP
Transamerica Money Market VP
Transamerica Morgan Stanley Active International Allocation VP
Transamerica Morgan Stanley Mid-Cap Growth VP
Transamerica Multi Managed Large Cap Core VP
Transamerica PIMCO Total Return VP
Transamerica ProFund UltraBear VP
Transamerica Small/Mid Cap Value VP
Transamerica T. Rowe Price Small Cap VP
Transamerica Third Avenue Value VP
Transamerica U.S. Government Securities VP
Transamerica WMC Diversified Growth VP
Transamerica WMC Diversified Growth II VP

SERVICE AND DISTRIBUTION FEES

Initial Class

          The Trust is authorized to pay to Servicing Party an annual distribution and service fee of 0.15% as compensation for Servicing Party’s services as Distributor of Initial Class shares of the Trust.

Service Class

          The Trust is authorized to pay to Servicing Party an annual distribution and service fee of 0.25% as compensation for Servicing Party’s services as Distributor of Service Class shares of the Trust.